Exhibit 3.2

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                 UNIVERSAL REDUCTION MELTING TECHNOLOGIES, INC.
                               Name of Corporation

We the undersigned        Niall Duggan       and           Niall Duggan
                  ---------------------------   --------------------------------
                  President or Vice President   Secretary or Assistant Secretary

of UNIVERSAL REDUCTION MELTING TECHNOLOGIES, INC.  do hereby certify:
   ---------------------------------------------
               Name of Corporation

     That the board of Directors of said corporation at a meeting duly convened and held on the 26th day of February, 1999, adopted a resolution to amend the original articles as follows:

     Article I is hereby amended to read as follows:

I.   The name of the corporation shall be Internet Solutions For Business, Inc.

     The said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                          /s/ Niall Duggan
                                          --------------------------------
                                          President or Vice President

                                          /s/ Niall Duggan
                                          --------------------------------
                                          Secretary or Assistant Secretary

     State of U.K.
     County of Middlesex

     On 9th day of March 1999 personally appeared before me, a Solicitor, Niall Duggan, who acknowledged that he/she executed the above document.

                                          /s/ Jonathan Kosky
                                          --------------------------------
                                          Solicitor

     (Stamp/Seal)

     Jonathan Kosky
     APPLE KOSKY
     Solicitors
     3rd Floor, Mattey House, 128-136 High Street
     Edgware HA8 7EL
     Tel: 0181-951 4458 Fax: 0181-905 6116
     DX 55169 Edgware



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